UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) November 10, 2020
__________________
FEDERAL HOME LOAN BANK OF SAN FRANCISCO
(Exact name of registrant as specified in its charter)
__________________

Federally chartered corporation	000-51398	94-6000630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Bush Street, Suite 2700
San Francisco, CA 94104
(Address of principal executive offices, including zip code)

(415) 616-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
__________________

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends the Form 8-K filed by the Federal Home Loan Bank of San Francisco (Bank) on November 13, 2020, to add information about the Committees of the Bank's Board of Directors (Board) on which Directors Jeffrey K. Ball, Lori R. Gay, Simone Lagomarsino, and F. Daniel Siciliano will serve in 2021.

The Board has appointed Mr. Ball, Ms. Gay, Ms. Lagomarsino, and Mr. Siciliano to the Board's Committees as follows:

Jeffrey K. Ball - Chair of the Member Services Committee; Vice Chair of the Public Affairs Committee; Member of the Audit Committee, Diversity, Equity, and Inclusion Committee, Finance and Strategic Planning Committee, and Risk Committee.

Lori R. Gay - Member of the Affordable Housing and Community Investment Committee, Diversity, Equity, and Inclusion Committee, Finance and Strategic Planning Committee, Governance Committee, and Public Affairs Committee.

Simone Lagomarsino - Chair of the Risk Committee; Member of the Audit Committee, Diversity, Equity, and Inclusion Committee, Finance and Strategic Planning Committee, Governance Committee, Regulatory Compliance Committee, and Succession Planning Committee.

F. Daniel Siciliano - Member of the Diversity, Equity, and Inclusion Committee and Finance and Strategic Planning Committee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of San Francisco

Date: January 5, 2021	By:	/s/ Suzanne Titus-Johnson
Suzanne Titus-Johnson Chief Legal Officer and Corporate Secretary